Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in each of the Registration Statements of Centennial Bancorp's Incentive Stock Option Plan on Form S-8 and Centennial Bancorp's Nonemployee Directors Stock Option Plan on Form S-8 of our report dated February 1, 1996, on our audits of the consolidated financial statements of Centennial Bancorp and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is incorporated by reference in this Annual Report on Form 10-K.



                                Coopers & Lybrand, L.L.P.




Eugene, Oregon
March 27, 1996